
ORIGINAL SHARK
UNATION presents
KEVIN HARRINGTON
02:40
HD

Become an Ambassador | Download on the App Store | GET IT ON Google Play | Invest Now


UNATION EVENT PLATFORM
THE FIRST-EVER SOCIAL EVENTS, BRANDING AND TICKETING APP.
UNATION
Check-In
UNATION
UNATION is a mobile app and desktop social engagement engine that allow a business/brand or an individual to create meaningful and relevant EVENTS, with the option of adding our robust ticketing and registration platform, all built around their unique brand. UNATION's purpose is to connect the world through events and create relevant branding, meaningful relationships, timely commerce and powerful analytics.

$2,120,000

Non-Binding Commitments
$30,000,000 Goal

30

Reservations

325

Days left

Capital Raise ends on March 31, 2018

Reserve Your Shares

Reg A+ Testing the Waters

UNATION has filed and qualified with the Securities and Exchange Commission for a "MINI-IPO" (Initial Public Offering) under Regulation A+ to raise up to $30 million from both accredited and non-accredited investors. UNATION has now filed a post qualification amendment for a 10:1 stock split. During the SEC review period UNATION will be back in the "Testing the Waters' phase that will last until the offering has been "re-qualified" for fundraising by the SEC.

This website is designed to educate you about UNATION as well as keep you informed about the progress of the company. Reserve your shares today and don't miss out on the opportunity to get in as a UNATION shareholder.

EVENT DISCOVERY & EVENT CREATION

- 90% of local searches happen on a phone
- 86% of social engagement happens on a phone

UNATION is far and away the easiest place to discover things to do. Open our app, find events. It's that simple.

UNATION makes it extremely easy to connect with people around events. This is called Affinity Bonding. Our simple premise is this: you will do more things with people with whom you share a common interest than others. That's how you develop meaningful relationships.

It's the fastest way to create public or private life cycle events; sporting events, concerts, birthday parties, graduations, etc.



EVENT PROMOTION & TICKETING


Live Music Festival 2016
Business Intelligence Reporting

CREATE
In minutes, on either desktop or mobile, add tickets and registration to any branded event.

PROMOTE
Easily share your event over email, Facebook, Twitter, LinkedIn, text message, and more.

MANAGE
Robust reporting, registration details, communication tools, and a mobile check-in app allows your event to run smoothly.

- Search for custsomers by name or or confirmation code
- Scan tickets at the door
- Check attendees in
- View your updated guest list and sales in real time

FIRST CLASS REPORTING

UNATION reporting gives you real-time access to see who's attending your event, how much money you've made and who's checked in. Reporting will help you manage your event by assisting you in making important actions such as, event updates, attendee updates, promotional updates, date exporting, payment refunds and much more.


SALES REPORT
ATTENDEE REPORT
CHECK-IN REPORT
PAYMENT REPORT
REGISTRATION
REGISTRATION DETAILS

ENTERPRISE CLASS ANALYTICS

UNATION will offer detailed high-level analytics to integrate user interfaces with premium applicaitons. UNATION provides valuable actionable data by removing unwanted noise, amplifying that which will allow you to identify, group and then reach the followers who have expressed the most interest in you content. Analytics will be both in real time and historical on demand to help you make quick decision, as well as detect patterns. UNATION's premium analytics dashboard is currently in final development.



"SOCIAL MEDIA ALLOWS PEOPLE TO CONNECT WITH EACH OTHER TO CREATE AND SHARE INFORMATION. IT IS PEOPLE-POWERED COMMUNICATION, AN AUTHENTIC DIALOGUE MOTIVATED BY A BASIC HUMAN DESIRE TO SHARE INFORMATION."

RISE OF SOCIAL MEDIA

% WHO USE SOCIAL NETWORKING SITES

BY AGE GROUP


100%
75%
50%
25%
0%
2006
2008
2010
2012
2014
90%
77%
51%
35%
18-29
MILLENNIALS
30-49
50-64
65 or older

Source: smartinsights.com

A HARRIS STUDY CONCLUDES THAT MILLENNIALS ARE FUELING THE EXPERIENCE ECONOMY WITH THEIR PREFERENCE TO SPEND TIME AND MONEY ON CONCERTS, SOCIAL EXPERIENCES, ATHLETIC EVENTS, FESTIVALS AND EVENTS OF ALL KIND RATHER THAN MATERIAL POSSESSIONS. THE SAME STUDY CONCLUDES THAT 72% OF MILLENNIALS PLAN TO INCREASE THEIR SPENDING ON EXPERIENCES.

THE SHIFT TO EXPERIENCES

ACCORDING TO A STUDY BY PWC, 52% OF CONSUMERS AGE 18-34 ARE SPENDING THEIR MONEY ON EXPERIENCES VERSUS JUST 39% OF OLDER CONSUMERS.

MILLENNIALS IN THE U.S


ANNUAL CONSUMER SPENDING BY MILLENNIALS
$1.2 Trillion
$900 B
$800 B
$700 B
$600 B
$0
2016
2017
2018
2019
2020
MILLENNIALS MAKE UP TO 25% OF THE POPULATION
Source: Advertising Age

THE CURRENT MARKETPLACE

COMPANY NAME	LAUNCH DATE	MONEY RAISED	CURRENT USERS	VALUE USER	CURRENT REVENUE	CURRENT VALUATION
Facebook	2/4/2004	$2.43B	1.55 billion	$168	$17.93B	**$250 billion**
Linked In	5/5/2003	$103.2M	400 million	$282	$1.53B	**$25 billion**
Twitter	3/21/2006	$1.16B	320 million	$77	$2.21B	**$10 billion**
Pinterest	3/1/2010	$1.32B	100 million	$157	$169M	**$11 billion**
Path	11/1/2010	$66.15M	10 million	$100	N/A	**$500 million**
Instagram	10/6/2010	$57.5M	400 million	$30.00	$595M	**$35 billion**
Tumblr	2/19/2007	$125.25M	550 million	$4.76	N/A	**$760 million**
EVENT APPS						
Eventbrite	1/1/2006	$198.28M	20 million	$50.00	$112.4M	**$1 billion +**

*The illustration above is representative of valuations of prominent social networking public companies. The data provided was compiled from various third party reputable internet sources and is for research related information. The illustration does not reflect UNATION valuation or growth related performance of the company.

UNATION vs THE COMPETITION	UNATION	Eventbrite	Applauze	Gogobot	Gravy	Wannado	Eventful	Yplan	Fever
Individual + Event Branding	✓	✗	✗	✗	✗	✗	✗	✗	✓
Featured Content	✓	✗	✗	✗	✗	✗	✓	✓	✗
Promoted Content	✓	✗	✗	✗	✗	✗	✗	✗	✗
Share	✓	✓	✓	✗	✗	✗	✗	✓	✓
Activity Feed	✓	✗	✗	✗	✗	✓	✗	✗	✓
Crowdsourcing	✓	✗	✗	✗	✗	✗	✗	✗	✗
Create Ticket	✓	✓	✓	✗	✗	✓	✗	✗	✗
Buy Ticket	✓	✓	✗	✓	✗	✓	✓	✓	✗
Reporting	✓	✓	✓	✗	✗	✗	✗	✗	✗
Mobile Create Event	✓	✗	✗	✗	✗	✗	✗	✗	✗
Mobile Create Ticket	✓	✗	✗	✗	✗	✗	✗	✗	✗
Mobile Purchase Ticket	✓	✓	✓	✓	✗	✓	✓	✓	✓
Contact Management	✓	✓	✓	✗	✗	✗	✗	✗	✗

TARGET MARKET

Our target markets are individuals and/or businesses who either attend or sponsor and organize events. Initially, to expedite user growth, the focus will be on partnerships to gain power users. We define power users as individuals who attend and share a lot of events, and a business who hosts multiple events each month. The interaction between these two groups will activate the less active users downstream.



INDIVIDUAL USERS

On UNATION, an individual can easily find things to do, connect with people around a shared experience and create their own private "life-cycle" events, such as birthday parties, graduations, etc.





BUSINESS USERS


BAD MONKEY

On UNATION, a business can easily create either public or private events, while at the same time extending their brand presence, saving time, and extracting top level business intelligence around their customers.


BAD MONKEY
HAPPY
FOURTH FRIDAY
HOUR

PARTNERSHIPS

UNATION's social engagement platform and unique event structure allows for the development of strategic Partnerships within specific industry silos. These partnerships incorporate event sharing along with a referral based revenue sharing agreements synergistic to all parties.


ATL
AMERICAN TRACK LEAGUE
BOLT



GROWTH METRICS THAT MATTER

Activation. This metric tells us if the user follows the path we want them to follow, or "activates." A user activates on UNATION by using the platform as intended, by doing things such as following an event, creating an event, following or creating a brand, etc.

Retention. This metric tells us how often the user comes back and uses the platform. This is extremely important, as 5 million users are only valuable if they are repeat users.

Viral Coefficient. This is perhaps the most important metric for us to track, as this tells us how "viral" our platform is becoming. The more viral, the cheaper it is for us to put millions of users on the platform.



CITY BY CITY EXPANSION

When determining our next city, UNATION weighs four factors:

First, does the city have hyper-local sections of town that encourage events?

Second, does the city have an integrated university scene?

Third, are there lighthouse style events that we can attach with our brand?

Fourth, are there local influencers interested in expanding our Brand Ambassador and Venue Partnership programs?


?
NASHVILLE
ATLANTA
ORLANDO
TAMPA
MIAMI
KEY WEST

BRAND AMBASSADOR PROGRAM

Event Promotion and Ticket Sales

DEVICES
UNATION is an iPhone, Android and Desktop Application built around events.

EXPOSURE
UNATION is a place for users to discover and promote events.

TICKETING
UNATION's unique ticketing solution combines ease of use with robust reporting.

CONVENIENCE
UNATION brings the ticketing experience, from creation to purchase, right to your phone.



BRAND AMBASSADOR SUPPORT

Event Promotion and Ticket Sales Resource Center


BRAND AMBASSADOR RESOURCES

CONTROL
Your own administrative portal to manage your brands and to track your income.

ACCESS
Access to a member of our marketing team to support your initiatives.

GROWTH
A world-class technology platform and interface that takes another step forward every 30 days.

ASSISTANCE
A resource center, complete with FAQ's, videos, help articles and more.

BRAND AMBASSADOR PORTAL

The portal is your command center. It is the ambassador's administrative toolkit that will help them manage events that utilize registration and ticketing, venue partnerships, and revenue sharing.


PROFILE
Americano
AMBASSADOR IS ACTIVE
Revenue Share 1st Event 20%
Revenue Share Remaining Events 10%
Bank Account Linked YES
TOTAL EARNED: $26,500
stripe

JOIN UNATION, BE UNATION, PROMOTE UNATION


UNATION
SELLING TICKETS TO YOUR EVENT JUST GOT EASIER
FAST
ROBUST
JOHN DOE
UNATION
TICKETING
App Store
Google Play

FIND EVENTS

Ambassadors can find events in their local communities that need registration and ticketing and introduce the UNATION platform.

FIND VENUES

Ambassadors can also find venues in their communities that hosts events which need registration and ticketing and again, introduce them to the UNATION paltform.

GET PAID

Ambassadors get paid a percentage of the revenue generated from registration and ticketing sales, in real-time with no limit to how much they can earn.

USER GROWTH RATE

By improving the viral coefficient another 0.5 to a total of 2.0, it again dramatically affects year-end numbers.

USER BASE *12 month total — UP ANOTHER 400%

Starting Point		Month 1	Month 2	Month 3	Month 4	Month 5	Month 6	Month 7	Month 8	Month 9	Month 10	Month 11	Month 12
Total Users		10,000	23,750	42,656	68,652	104,387	153,546	221,126	314,048	441,815	617,498	859,057	1,191,204
% Creating Ticketing Events	25%	25%	25%	25%	25%	25%	25%	25%	25%	25%	25%	25%	25%
Total Number of Ticketed Events		25.00	59.38	106.64	171.63	260.99	383.86	552.81	785.12	1,104.54	1,543.74	2,147.64	2,978.01
Average # of Attendees per Ticketed Event	40	40	40	40	40	40	40	40	40	40	40	40	40
Total # of Attendees for Ticketed Events		1,000.00	2,375.00	4,265.63	6,865.23	10,438.70	15,354.58	22,112.55	31,404.76	44,181.54	61,749.62	85,905.73	119,120.38
Avg Ticket/Registration Fee	$1.95	$1.95	$1.95	$1.95	$1.95	$1.95	$1.95	$1.95	$1.95	$1.95	$1.95	$1.95	$1.95
Total Revenue Per Month		$1,950.00	$4,631.25	$8,317.97	$13,387.21	$20,357.41	$29,941.44	$43,119.48	$61,239.28	$86,154.01	$120,411.77	$167,516.18	$232,284.75
Retention Rate	50%	5,000	11,875	21,328	34,326	52,194	76,773	110,563	157,024	220,908	308,749	429,529	595,602
Viral Coefficient	2.00	10,000	23,750	42,656	68,652	104,387	153,546	221,126	314,048	441,815	617,498	859,057	1,191,204
Users Purchased	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000
Attrition Rate	25%	1,250	2,969	5,332	8,582	13,050	19,193	27,641	39,256	55,227	77,187	107,382	148,900

REVENUE *Monthly, based on total users — UP ANOTHER 400%

Assumption: Ticketing Revenue. UNATION receives a registration fee for every ticket sold on our platform. Fees range from .99 cents to $5.95 depending on cost of the ticket. UNATION assumes that 0.25% of all users will create a ticketed event monthly, with an average attendee list of 40 and an average registration fee of $1.95.

Viral Coefficient: A quantitative measure of "virality." Calculated as the average number of invitations sent by each existing user times the conversion rate of invitation to new user.

+0.5

PROJECTED USER GROWTH

UNATION 2017 - 2023


60M
50M
40M
30M
20M
10M
5M
2017
2018
2019
2020
2021
2022
2023

** Please review the executive summary for forward looking pro forma derived from UNATION revenue and growth assumptions.

Why Invest?

Events are how people and companies come to life!

> We live our lives through events; they are the most important thing we do with our free time and disposable income and represent a $38 billion dollar market.

> When we attend or follow an event we are making a real investment -- an investment of time, money and reputation. We are choosing to go somewhere with others who share similar interests. The relationships and bonds we create on UNATION are more meaningful than a "like" or a "share" on conventional social media outlets. UNATION does not take the place of friendships; it creates and enhances real bonds.

You now have an opportunity to express your interest in UNATION as well as owning a part of it.

JOIN US

INVEST, SUPPORT and FOLLOW our journey to change the way people discover, create, promote, attend and share EVENTS.

Proposed Capital Raise - $30M

Short Term: $5M (90 Days)

Long Term: $25M (270 Days)

Our proposed $30M capital raise will set the stage for future growth and will be used in four key areas; Marketing/Sales/Event Development, On-going Technology Development, General & Administration, and Debt Service.


$30 M
$20 M
$10 M
$5 M
90 Days
270 Days

Proposed Use of Funds*


General and Administration
Ongoing Technology Development
$30M
Marketing, Sales, Event Development
Finance and Debt Service

*Category percentages will vary throughout the capital raise. See Offering Circular.

Team UNATION

John
Bartoletta
Founder/
Chief Executive Officer

- Product Vision
- Strategic Partnerships
- Corporate Structure

George
Beardsley
Co-Founder/
Chief Strategy Officer

- Product Vision
- Product Team
- Activation Team
- Ambassador Program

Jody
Clermont
Chief Operational Officer

- Operations
- Strategic Relationships
- Investor Relations

Dennis
Thomas
Chief Financial Officer

- Budget
- Vendor Relations
- Company Structure

S. Owais
Ahmed
Technical
- Executive Committee

Imran
Kahn
Technical
- Technical Lead

John
Agliano
Legal
- Executive Committee

Bill
Shaw
Advisory
- Former Turner Executive
- Board Governance
- Business Development

Wayne
Pace
Advisory
- Former Time Warner Executive
- Strategic Partnerships

Elliot
Stern
Advisory
- Forensic Engineer, Mathematician
- Technical Strategy

Roger
Hruby
Advisory
- Leadership
- Business Development
- Growth Strategy

Tampa Team (12)
- Marketing
- UI, UX and QA
- Product Development
- Product Activation

San Francisco Team (12+)
- Project Management
- Technical Development
- Backend Architecture
- Cloud Infrastructure
- Web/Mobile Development

REGULATION A+ TIER 2 (MINI-IPO)
QUESTIONS

What is Regulation A+?

In June 2015, the final "Regulation A+" rules under Title IV of the JOBS Act became effective, after approval by the Securities and Exchange Commission, paving the way for companies like UNATION to raise up to $50 million from both accredited and non-accredited investors.

What is 'Testing the Waters?

Regulation A+ allows companies to promote a potential offering in order to see how much interest they receive before they decide to submit materials to the SEC. This is called 'Testing the Waters' and this stage lasts until the offering has been "qualified" for fundraising by the SEC.

How does it work?

It only takes a minute to join the UNATION site and by clicking on the blue "Reserve Investment" button in the top right corner of the page, you indicate your interest in UNATION's offering. So, don't miss out on the opportunity to get in early as an equity stakeholder by taking this first step today.

Why is it important to reserve your shares?

The share reservation process, and your reservation made today is designed to aid UNATION in determining the dollar amount of the securities that it should offer to be sold through UNATION in the near future once the SEC qualifies our offering statement.

REGULATION A+ TIER 2 (MINI-IPO)
DISCLOSURE

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE TO UNATION, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES OF UNATION CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY UNATION WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER TO BUY SECURITIES MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ITS ACCEPTANCE IS GIVEN AFTER THE DATE OF QUALIFICATION. ANY INDICATIONS OF INTEREST IN UNATION OFFERING INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, UNATION, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

UNATION IS "TESTING THE WATERS" UNDER REGULATION A+ UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. UNATION IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A+. IT MAY CHOOSE TO MAKE AN OFFERING TO SOME, BUT NOT ALL, OF THE PEOPLE WHO INDICATE AN INTEREST IN INVESTING, AND THAT OFFERING MIGHT NOT BE MADE UNDER REGULATION A+. IF UNATION DOES GO AHEAD WITH AN OFFERING, IT WILL ONLY BE ABLE TO MAKE SALES AFTER IT HAS FILED AN OFFERING STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND THE SEC HAS "QUALIFIED" THE OFFERING STATEMENT. THE INFORMATION IN THAT OFFERING STATEMENT WILL BE MORE COMPLETE THAN THE INFORMATION UNATION IS PROVIDING NOW, AND COULD DIFFER IN IMPORTANT WAYS. YOU MUST READ THE DOCUMENTS FILED.


UNATION
THANK YOU FOR VISITING OUR SITE
GET STARTED TODAY
BECOME A PARTNER
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EXECUTIVE OFFICE

12802 Tampa Oaks Blvd., Suite 405
Tampa, FL 33637 USA

MARKETING OFFICE

324 S. Hyde Park Ave., Suite 375
Tampa, FL 33606 USA

TECHNOLOGY OFFICE

657 Mission Street., Suite 500
San Francisco, CA 94105 USA

SOCIAL

UNATION FACEBOOK
TWITTER INSTAGRAM
LINKEDIN

DISCLOSURE: NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE TO UNATION, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES OF UNATION CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY UNATION WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER TO BUY SECURITIES MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ITS ACCEPTANCE IS GIVEN AFTER THE DATE OF QUALIFICATION. ANY INDICATIONS OF INTEREST IN UNATION OFFERING INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, UNATION, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

UNATION IS "TESTING THE WATERS" UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. UNATION IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A+. IT MAY CHOOSE TO MAKE AN OFFERING TO SOME, BUT NOT ALL, OF THE PEOPLE WHO INDICATE AN INTEREST IN INVESTING, AND THAT OFFERING MIGHT NOT BE MADE UNDER REGULATION A. IF UNATION DOES GO AHEAD WITH AN OFFERING, IT WILL ONLY BE ABLE TO MAKE SALES AFTER IT HAS FILED AN OFFERING STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND THE SEC HAS "QUALIFIED" THE OFFERING STATEMENT. THE INFORMATION IN THAT OFFERING STATEMENT WILL BE MORE COMPLETE THAN THE INFORMATION UNATION IS PROVIDING NOW, AND COULD DIFFER IN IMPORTANT WAYS. YOU MUST READ THE DOCUMENTS FILED.